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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Dynegy Inc. of our report dated February 26, 1999, except for Note 17 as to which date is February 25, 2000, relating to the financial statements which appear in the Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PRICEWATERHOUSECOOPERS LLP
_____________________________
PricewaterhouseCoopers LLP

St. Louis, Missouri
February 25, 2000